UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934
Date of Report (date of earliest event reported):  June 25, 2018

Commission file number 0-21513

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ⃞

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 26, 2018, DXP Enterprises, Inc. (the “Company”) announced that on June 25, 2018 the Company successfully repriced its $248.8 million Term Loan B.

Under the amended term loan, the interest rate has been reduced by 75 basis points to LIBOR + 4.75 percent (the LIBOR floor of 1.00 percent is unchanged), from LIBOR + 5.50 percent, which is expected to generate annualized interest expense savings of approximately $1.9 million based on the current principal balance outstanding.

The Company expects full year 2018 interest expense to be favorably impacted by approximately $0.93 million, reflecting the benefit of a lower interest rate.  This will be offset by one-time transaction fees and incremental and accelerated amortization of debt issuance costs.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is included herein:

99.1 Press release dated June 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.
(Registrant)

By:	/s/ Kent Yee
Kent Yee
Senior Vice President and Chief Financial Officer

By:	/s/ Gene Padgett
Gene Padgett
Senior Vice President and Chief Accounting Officer

Dated:	June 26, 2018

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated June 26, 2018